UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2026

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2022, Fidus Investment Corporation (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through the Sales Agents (as defined below), shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

On March 2, 2026, the Company increased the maximum amount of Shares to be sold through the ATM Program to $400.0 million from $300.0 million. In connection with the upsize of the ATM Program, the Company entered into amendment no. 3 (“Amendment No. 3”) to the equity distribution agreement, dated November 10, 2022 (the “Equity Distribution Agreement”) with Fidus Investment Advisors, LLC, Raymond James & Associates, Inc. (“Raymond James”) and B. Riley Securities, Inc. (“B. Riley” and together with Raymond James, the “Sales Agents”). Under the Equity Distribution Agreement, as amended by Amendment No. 3, the Company may, but has no obligation to, issue and sell up to $400.0 million in aggregate amount of Shares in the ATM Program, from time to time through the Sales Agents, or to them, as principal for their own account. As of March 2, 2026 and after giving effect to Amendment No. 3, up to approximately $134.8 million in aggregate amount of the Shares will remain available for sale under the ATM Program.

Further details regarding the Equity Distribution Agreement, as amended by Amendment No. 3, and the ATM Program are set forth in the Company’s prospectus supplement, dated March 2, 2026, relating to the Shares (including the accompanying prospectus, dated February 27, 2026, and including, in each case, any information incorporated by reference therein, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of Amendment No. 3 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-293856) and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP

10.1	Amendment No. 3, dated March 2, 2026, to Equity Distribution Agreement by and among Fidus Investment Corporation and Fidus Investment Advisors, LLC, on the one hand, and Raymond James & Associates, Inc. and B. Riley Securities, Inc., on the other hand

23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2026	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary